UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 3, 2014

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1499 Bayshore Highway, Suite 226, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)
(415) 596-1557
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On April 2, 2014, Kindred Biosciences, Inc. (“we,” “us,” “our” or the “company”) entered into an underwriting agreement with Leerink Partners LLC, BMO Capital Markets Corp and Guggenheim Securities, LLC, as representatives of the several underwriters, relating to our public offering of 3,000,000 shares of common stock at a public offering price of $18.00 per share of common stock. In addition, the underwriting agreement provides the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock from the company.
We expect the offering to close on April 8, 2014, subject to the satisfaction of customary closing conditions. The net proceeds to us from the offering are expected to be approximately $50.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the underwriters’ option to purchase additional shares from us.
The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, and indemnification obligations of the company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.
Pursuant to the underwriting agreement, the company and our directors and officers have agreed not to sell or otherwise dispose of any common stock held by us or them for a period ending 90 days after the date of the underwriting agreement without first obtaining the written consent of the representatives of the underwriters, subject to certain exceptions.
The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the company. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of the underwriting agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement.
The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01    Other Events.
On April 3, 2014, we issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: April 3, 2014	By: /s/ Richard Chin
Richard Chin, M.D.
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated April 2, 2014 among Kindred Biosciences, Inc. and Leerink Partners LLC, BMO Capital Markets Corp. and Guggenheim Securities, LLC including as an exhibit thereto the form of lock-up agreement entered into or to be entered into between Kindred Biosciences, Inc. and each of its directors and executive officers

99.1	Press Release of Kindred Biosciences, Inc. dated April 3, 2014.

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